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                               BAKER & DANIELS
                       600 East 96th Street, Suite 600
                         Indianapolis, Indiana 46240
                                (317) 569-9600
                              FAX (317) 569-4800
                             www.bakerdaniels.com

                                                                       EXHIBIT 8


December 13, 2001



American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana  47708

            Re:   Medium-Term Notes, Series G,
                  DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Ladies and Gentlemen:

            We have acted as counsel for American General Finance Corporation, an Indiana corporation (the "Company"), in connection with the issuance and sale by the Company of up to $3,500,000,000 aggregate principal amount of the Company's Medium-Term Notes, Series G, due nine months or more from date of issue (the "Notes"), including the preparation of:

            (a) the Company's Registration Statement on Form S-3, Registration No. 333-65886 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated August 9, 2001, relating to the issuance from time to time of up to $3,500,000,000 aggregate principal amount of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933 (the "1933 Act"); and

            (b) the Prospectus Supplement, dated December 13, 2001, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424 promulgated under the 1933 Act (the Prospectus dated August 9, 2001, and the Prospectus Supplement dated December 13, 2001, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, being hereinafter collectively referred to as the "Prospectus").

            You have requested our opinion regarding certain United States federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus.

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            We are of the opinion that the information set forth in the
Prospectus under the caption "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" is an accurate summary of the United States federal income tax consequences purported to be described therein, all based on laws, regulations, rulings and decisions in effect on the date hereof.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Commission thereunder.

                                       Yours very truly,

                                       /s/ BAKER & DANIELS